SECOND SUPPLEMENTAL INDENTURE dated as of April 20,
1993 between TEREX CORPORATION, a Delaware corporation (the
"Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New
York corporation (the "Trustee").

          WHEREAS, the Company, and Clark Material Handling Company, a Kentucky corporation, Terex Equipment Limited, an entity organized under the laws of Scotland and Clark Equipment GmbH, an entity organized under the laws of Germany (collectively, the "Guarantors"), as guarantors, and the Trustee have executed an Indenture dated as of July 31, 1992 providing for the issuance of the Company's 13% Senior Secured Notes due August 1, 1996 (the "Securities"), as amended by the First Supplemental Indenture dated as of November 1, 1992 (together, the "Indenture");

          WHEREAS, the Company, the Guarantors and the Trustee desire to amend the Indenture, pursuant to Section 9.01 thereof, to correct certain ambiguities, defects and inconsistencies in the Indenture to the extent permitted by the Trust Indenture Act of 1939; and

          WHEREAS, the definition of "Intangible Assets" in
Section 1.01 of the Indenture should be clarified so that the parenthetical in clause (i) thereof includes all write-ups, capitalized costs and adjustments in connection with the Acquisition or the financing thereof.

          NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities.

                            ARTICLE 1

                   AMENDMENT TO THE INDENTURE

Section 1.01.

          The definition of "Intangible Assets" in Section 1.01 of the Indenture is hereby amended by inserting the following sentence at the end of such definition:

          "Notwithstanding any provision herein to the contrary, Intangible Assets shall not include any write-ups, any capitalized costs or any adjustments in connection with the Acquisition or the financing and refinancing consummated concurrently therewith including, without limitation, debt discount, issue and financing costs, goodwill and other intangibles resulting from or arising in connection with the Acquisition or such financing and refinancing."


                            ARTICLE 2

                          MISCELLANEOUS

Section 2.01.

          The amendment to the Indenture effected hereby shall be binding upon all Holders of the Securities, their transferees and assigns. All Securities issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the amendment to the Indenture effected hereby.

Section 2.02.

          All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture unless the context of this Second
Supplemental Indenture otherwise requires.

Section 2.03.

          This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

Section 2.04.

          The recitals contained in this Second Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

                              SIGNATURES



Dated as of April 20, 1993         TEREX CORPORATION



                                   By__________________________
                                     Name:
                                     Title:
ATTEST:


____________________________



Dated as of April 20, 1993         UNITED STATES TRUST COMPANY OF
                                     NEW YORK, as Trustee



                                   By___________________________
                                     Name:
                                     Title:
ATTEST:


____________________________

                                   GUARANTORS:

Dated as of April 20, 1993         CLARK MATERIAL HANDLING COMPANY



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


___________________________
                                   TEREX EQUIPMENT LIMITED



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


____________________________

                                   CLARK EQUIPMENT GmbH



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


___________________________

______________________________________________________________________
______________________________________________________________________



                           TEREX CORPORATION

                             $160,000,000

                       13% Senior Secured Notes

                          due August 1, 1996

                   _________________________________

                     SECOND SUPPLEMENTAL INDENTURE

                      Dated as of April 20, 1993

                   ________________________________

                UNITED STATES TRUST COMPANY OF NEW YORK


______________________________________________________________________
______________________________________________________________________